Exhibit 99.4

Traffix, Inc. – Pro Forma Financial Information

Table of Contents

Document

(i)	Unaudited Pro forma Condensed Consolidated Financial Statements Basis of Presentation

(ii)	Unaudited Pro forma Condensed Consolidated Balance Sheet as of August 31, 2004

(iii)	Unaudited Pro forma Condensed Consolidated Statements of Operations for the nine months ended August 31, 2004

(iv)	Unaudited Pro forma Condensed Consolidated Statements of Operations for the year ended November 30, 2003

(v)	Notes to Unaudited Pro forma Condensed Consolidated Financial Statements

Traffix, Inc.
Unaudited Pro forma Condensed Consolidated Financial Statements Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of Traffix, Inc. (“Traffix”) and Hot Rocket Marketing, Inc. and Clockwork Advertising, Inc. (“Hot Rocket”). On January 21, 2005, Traffix completed the acquisition of Hot Rocket.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended August 31, 2004, and the year ended November 30, 2003, give effect to (i) Traffix’ acquisition of Hot Rocket; and (ii) certain adjustments that are directly attributable to the acquisition of Hot Rocket and will have a continuing impact. The unaudited pro forma condensed combined statements of operations assume that the acquisition transaction was consummated December 1, 2002.

The unaudited pro forma condensed consolidated balance sheet presents the consolidated financial position of Traffix and Hot Rocket as if Traffix’ acquisition of Hot Rocket was consummated on August 31, 2004, and gives effect to (i) the acquisition of Hot Rocket; and (ii) certain adjustments that are directly attributable to the acquisition of Hot Rocket. The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by Traffix’ management.

The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the combined financial results of Traffix and Hot Rocket for any future period.

Traffix, Inc.

Unaudited Pro forma Condensed Consolidated Balance Sheet

As of August 31, 2004

	Historical Traffix (Note 1)	Historical Hot Rocket (Note 1)		Pro forma adjustments (Note 3)	Pro forma Traffix
Assets
Current assets:
Cash and cash equivalents	$5,250,104	$2,179,156	(a)	$(2,832,500)	$2,417,604
			(d)	(2,179,156)
Marketable securities	30,955,255				30,955,255
Accounts receivable, net	5,349,171	1,230,202	(d)	(1,230,202)	5,349,171
Deferred income taxes	1,667,429	—			1,667,429
Prepaid expenses and other current assets	401,765	—			401,765
Total current assets	43,623,724	3,409,358			40,791,224
Property and equipment, net	2,317,213	10,727	(d)	(10,727)	2,317,213
Goodwill	5,997,979	—	(c)	1,933,129	7,931,108
Other intangibles, net	1,471,656	—	(c)	1,581,651	3,053,307
Deferred income taxes	66,212	—			66,212
Total assets	$53,476,784	$3,420,085			$54,159,064

Liabilities
Current liabilities:
Accounts payable	$4,125,843	$651,801	(d)	(651,801)	$4,125,843
Accrued expenses	2,994,094	102,919	(d)	(102,919)	2,994,094
Reserve for customer chargebacks	679,602	—			679,602
Due to related parties	383,998	—			383,998
Income taxes payable	487,871	—			487,871
Total current liabilities	8,671,408	754,720			8,671,408
Deferred income taxes	207,820	—			207,820
Total liabilities	8,879,228	754,720			8,879,228
Commitments and contingencies

Shareholders’ equity
Common stock	13,523	3,495	(d)	(3,495)	13,637
			(b)	114
Additional paid-in capital	41,569,200	—	(b)	682,166	42,251,366
Retained earnings	2,033,420	2,661,870	(d)	(2,661,870)	2,033,420
Accumulated other comprehensive income	981,413	—			981,413
Total shareholders’ equity	44,597,556	2,665,365			45,279,836
Total liabilities and shareholders’ equity	$53,476,784	$3,420,085			$54,159,064

See acompanying notes to unaudited pro forma condensed consolidated financial statements.

Traffix, Inc.

Unaudited Pro forma Condensed Consolidated Statement of Operations

For the nine month period ended August 31, 2004

	Historical Traffix (Note 1)	Historical Hot Rocket (Note 1)		Pro forma adjustments (Note 3)	Pro forma Traffix

Net revenue	$26,518,697	$7,872,215	(e)	$(301,097)	$34,089,815
Cost of sales	15,278,363	4,626,118	(e)	(301,097)	19,603,384
Gross profit	11,240,334	3,246,097		—	14,486,431

Selling expenses	1,528,310	23,647			1,551,957
General and administrative expenses	9,490,778	656,053	(f)	338,473	10,485,304
Bad debt expense	307,928	—			307,928
(Loss) income from operations	(86,682)	2,566,397		(338,473)	2,141,242

Other income (expense):
Interest income and dividends	360,293	6,204			366,497
Realized gains on marketable securities	32,148	—			32,148
Realized gain on sale of subsidiary	589,900	—			589,900
Other non-operating income (expense)	337,310	—			337,310

Income before provision for income taxes	1,232,969	2,572,601		(338,473)	3,467,097

Provision for income taxes	339,607	—	(g)	848,969	1,188,576

Net income	$893,362	$2,572,601		$(1,187,442)	$2,278,521

Basic earnings per share (Note 5):
Net income	$0.07				$0.17
Weighted average shares outstanding	13,185,138				13,298,959

Diluted earnings per share (Note 5):
Net income	$0.06				$0.16
Weighted average shares outstanding	13,853,740				13,967,561

See acompanying notes to unaudited pro forma condensed consolidated financial statements.

Traffix, Inc.

Unaudited Pro forma Condensed Consolidated Statement of Operations

For the year ended November 30, 2003

	Historical Traffix (Note 1)	Historical Hot Rocket (Note 1)		Pro forma adjustments (Note 3)	Pro forma Traffix

Net revenue	$32,388,852	$8,950,046	(e)	$(32,425)	$41,306,473
Cost of sales	13,080,555	5,124,064	(e)	(32,425)	18,172,194
Gross profit	19,308,297	3,825,982		—	23,134,279

Selling expenses	6,495,924	26,188			6,522,112
General and administrative expenses	13,646,524	485,914	(f)	451,298	14,583,736
Bad debt expense	576,350	—			576,350
(Loss) income from operations	(1,410,501)	3,313,880		(451,298)	1,452,081

Other income (expense):
Interest income and dividends	479,934	3,188			483,122
Realized gains on marketable securities	19,730	—			19,730
Realized gain on sale of subsidiary	1,375,801	—			1,375,801
Other non-operating income (expense)	(54,068)	—			(54,068)
Minority interest in (income) loss of consolidated subsidiary	(137,567)	—			(137,567)

Income before provision for income taxes	273,329	3,317,068		(451,298)	3,139,099

(Benefit) provision for income taxes	(147,571)	—	(g)	1,088,993	941,422

Net income	$420,900	$3,317,068		$(1,540,290)	$2,197,678

Basic earnings per share (Note 5):
Net income	$0.03				$0.17
Weighted average shares outstanding	12,776,295				12,890,116

Diluted earnings per share (Note 5):
Net income	$0.02				$0.17
Weighted average shares outstanding	13,085,297				13,199,118

See acompanying notes to unaudited pro forma condensed consolidated financial statements.

Traffix, Inc.

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

Historical financial information for Traffix has been derived from its historical financial statements for the year ended November 30, 2003 (audited) and for the nine months ended August 31, 2004 (unaudited). Historical financial information for Hot Rocket has been derived from its historical financial statements for the year ended December 31, 2003 (audited) and for the nine months ended September 30, 2004 (unaudited). No adjustments have been made to the pro forma financial information to account for the difference between the financial reporting dates used by Traffix and Hot Rocket due to the close proximity of the period-end dates.

Note 2 – Acquisition of Hot Rocket

Traffix, through its wholly-owned subsidiary, Hot Rocket Acquisition Corp., acquired the assets, other than cash and receivables, and certain of the liabilities, of Hot Rocket, a privately-held on-line media and marketing agency, effective as of January 21, 2005.

The purchase price included $2,832,500 in cash paid at closing and 113,821 of Traffix common shares delivered at closing.

In addition, Hot Rocket entered into a contingent purchase price arrangement, whereby Hot Rocket could receive up to $12.5 million in additional sales price upon the attainment of $27 million in EBITDA (as quantified in the Agreement) over the four year period following the closing. The unaudited pro forma condensed financial statements do not include any potential impact arising out of the contingent purchase price agreement.

Note 3 – Pro forma Adjustments

Following are brief descriptions of the pro forma adjustments to reflect the acquisition of Hot Rocket:

(a)          Records the closing cash payment of $2,832,500.

(b)         Records the issuance of TRFX $0.001par value common stock delivered at closing, 113,821 common shares at an average price of approximately $5.99.

(c)          Records the preliminary estimate of the purchase price allocation between identifiable intangible assets and goodwill.

(d)         Records the terms of the asset acquisition agreement, whereby Traffix’ asset acquisition was limited to the acquisition of intangible assets.

(e)          Records the elimination of transactions between Traffix and Hot Rocket resulting from Hot Rocket supplying marketing support for Traffix.

(f)            Records the preliminary estimate of the amortization expense attributable to identifiable intangibles acquired in acquisition with defined lives. The non-compete agreement is valued at approximately $569,000 with a useful life of five years. The software is valued at approximately $1,012,000 with a useful life of three years.

(g)         Records the adjustment for pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 38%.

Note 4 – Items Not Adjusted

The unaudited condensed consolidated pro forma financial statements do not reflect any effect of the potential for operating efficiencies, cost savings or any other benefits potentially resulting from the acquisition.

Note 5 – Unaudited Pro Forma Net Income Per Share

The pro forma basic and diluted income per share is computed by dividing the pro forma net income by the pro forma basic and diluted weighted average number of shares outstanding, assuming the shares issued in the Hot Rocket acquisition were issued at the beginning of the earliest period presented.